Execution Copy
#4776768.2

INVESTMENT AGREEMENT by and between WASHINGTONFIRST BANKSHARES, INC., and BANC FUND VIII L.P. Dated as of December 30, 2014

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5.2	Indemnity	14
5.3	Regulatory Matters	15

ARTICLE VI MISCELLANEOUS

6.1	Survival	16
6.2	Expenses	16
6.3	Amendment; Waiver	16
6.4	Counterparts and Facsimile	16
6.5	Governing Law	16
6.6	Waiver of Jury Trial	17
6.7	Notices	17
6.8	Entire Agreement, Etc	18
6.9	Interpretation; Other Definitions	18
6.10	Captions	19
6.11	Severability	19
6.12	No Third Party Beneficiaries	19
6.13	Assignment	19
6.14	Public Announcements	19
6.15	Enforcement Costs	20
6.16	No Recourse	20

EXHIBITS

Exhibit A	Form of Registration Rights Agreement

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INDEX OF DEFINED TERMS

Affiliate	18	Indemnifying Party	14
Agreement	1	knowledge of the Company	19
beneficially own	18	Losses	14
BHCA	2	NASDAQ	4
business day	19	Non-Voting Stock	1
Closing	1	Other Equity Transactions	1
Closing Date	2	person	19
Common Stock	1	Press Release	20
Company	1	Purchase Price	1
Company Consolidated Financial		Purchased Shares	1
Statements	5	Purchaser	1
Company Reports	6	Purchaser Confidential Information	13
Company Returns	7	Purchaser Indemnified Party	14
Exchange Act	4	Registration Rights Agreement	2
FDIA	13	SEC	6
Federal Reserve	6	Securities Act	4
FICA	8	Transaction Agreements	2
GAAP	5	VBFI	6
Indemnified Party	14

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INVESTMENT AGREEMENT
This Investment Agreement dated as of December 30, 2014 (this “Agreement”), by and between WashingtonFirst Bankshares, Inc., a corporation organized under the laws of the Commonwealth of Virginia (the “Company”), and BANC FUND VIII L.P. a limited partnership organized under the laws of Illinois (the “Purchaser”).
R E C I T A L S
WHEREAS, the Company intends to issue and sell to Purchaser, and Purchaser intends to purchase from the Company, as an investment in the Company, shares of the Company’s common stock, par value $.01 (the “Common Stock”), on the terms and conditions described herein; and
WHEREAS, certain other investors are entering into investment agreements with the Company pursuant to which, contemporaneously or nearly contemporaneously with the Closing (as defined below), such investors will also purchase shares of Common Stock and shares of the Company’s non-voting common stock, par value $.01, Series A (the “Series A Stock”) (the “Other Equity Transactions”); and
WHEREAS, the aggregate gross proceeds anticipated to be received by the Company pursuant to the transactions contemplated by this Agreement and such Other Equity Transactions is between $10 million and $ 24 million;
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereafter set forth, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
PURCHASE; CLOSING
1.1    Purchase. On the terms and subject to the conditions set forth herein, contemporaneously with the execution and delivery of this Agreement the Company has issued, sold and delivered to Purchaser, and Purchaser has purchased from the Company 32,600 shares of Common Stock (collectively, the “Purchased Shares”).
1.2    Purchase Price. The purchase price per share of Common Stock and Series A Stock is $15.00 per share (the “Purchase Price”).
1.3    Closing.
(a)    The closing of the purchase and sale of the Purchased Shares referred to in Section 1.1 (the “Closing”) has occurred remotely via the exchange of documents and signatures contemporaneously with the execution and delivery of this Agreement. The date of the Closing is referred to as the “Closing Date.”

(b)    At the Closing:
(1)    The Company delivered instructions to the Company’s transfer agent to deliver to the Purchaser the Purchased Shares, to be evidenced in each case by one or more certificates (allocated in the amounts the Purchaser shall request) dated the Closing Date and bearing the legends herein provided for, free and clear of all liens, charges, encumbrances and security interests of any kind or nature whatsoever, other than restrictions on transfer arising under federal and state securities laws.
(2)    The Purchaser delivered to the Company, by wire transfer of immediately available funds to an account or accounts designated by the Company, an amount equal to (a) the number of Purchased Shares, multiplied by (b) the Purchase Price.
(3)    The company and the Purchaser executed and delivered a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement” and, together with this Agreement, the “Transaction Agreements”).
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF COMPANY
The Company hereby represents and warrants to Purchaser as of the date hereof (except to the extent made only as of a specified date, in which case as of such date) that:
2.1    Organization and Authority.
(a)    The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”) and has the corporate power and authority to own its properties and assets and to carry on its business, and the business of its subsidiaries, as now being conducted and to enter into and carry out its obligations under the Transaction Agreements.
(b)    The Company is qualified to do business as a foreign corporation in each jurisdiction where such qualification is necessary, except where the failure to obtain such qualification would not have a material adverse effect on the business, operations, assets, financial condition, prospects or results of operations, of the Company and WashingtonFirst Bank, a Virginia chartered commercial bank and a wholly-owned subsidiary of the Company (the “Bank”), taken as a whole. The Company has all necessary governmental authorizations to own or lease its properties and assets, and carry on its business as now being conducted, with the exception of those authorizations which the failure to obtain would not have a material adverse effect on the business, operations, assets, financial condition, prospects or result of operations of the Company and the Bank, taken as a whole.
2.2    Capitalization of the Company.
(a)    As of the date hereof, the authorized capital stock of the Company consisted of (i) 50,000,000 shares of common stock, par value $.01 per share, of which 7,037,242 shares were issued and outstanding, (ii) 10,000,000 shares of non-voting common stock, par value

$.01 per share, issuable in series, of which 2,000,000 shares have been designated “Series A Stock”, and of which 1,151,176 shares were issued, outstanding and convertible into a like number of shares of Common Stock on the terms provided in the Company’s articles of incorporation, as amended and (iii) 10,000,000 shares of preferred stock, par value $5.00 per share, issuable in series, of which 13,347 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series D (the “Series D Stock”) were issued and outstanding. As of the date hereof, there were outstanding options to purchase 549,900 shares of Common Stock pursuant to the Company 2010 Equity Compensation Plan and outstanding warrants to purchase 60,657 shares of Common Stock.
(b)    All of the outstanding shares of Common Stock, Series A Stock and Series D Stock have been duly authorized and validly issued and are fully paid and nonassessable under the Virginia Stock Corporation Act.
(c)    As of the date hereof, there were no other shares of capital stock or other equity securities of the Company outstanding and no other outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of capital stock or other equity security of the Company, or contracts, commitments, understandings, or arrangements by which the Company was or may become bound to issue additional shares of its capital stock or other equity security or options, warrants, scrip, rights to purchase or acquire, or securities or rights convertible into or exchangeable for, any additional shares of its capital stock or other equity security. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Purchased Shares or the other shares of capital stock in the Other Equity Transactions.
(d)    Immediately following the closing of the transaction contemplated hereby and the Other Equity Transactions, the authorized capital stock of the Company will consist of (i) 50,000,000 shares of common stock, par value $.01 per share, of which 7,747,795 shares will be issued and outstanding, (ii) 10,000,000 shares of non-voting common stock, par value $.01 per share, issuable in series, of which 2,000,000 shares have been designated Series A Stock, and of which 1,817,842 shares will be issued, outstanding and convertible into a like number of shares of Common Stock on the terms provided in the Company’s articles of incorporation, as amended, and (iii) 10,000,000 shares of preferred stock, par value $5.00 per share, issuable in series, of which 13,347 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series D Stock will be issued and outstanding. Immediately following the closing of the transaction contemplated hereby and the Other Equity Transactions, there will be outstanding options to purchase 549,900 shares of Common Stock pursuant to the Company 2010 Equity Compensation Plan, as amended, and outstanding warrants to purchase 60,657 shares of Common Stock.
2.3    Authorization.
(a)    The execution, delivery and performance of the Transaction Agreements by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the Transaction Agreements and the transactions contemplated hereby and thereby. Each of the Transaction Agreements is the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or moratorium or other similar laws or equitable principles affecting creditors’ rights generally and subject to general equitable principles which may limit the enforcement of certain remedies.
(b)    Neither the execution, delivery and performance of this Agreement by the Company, nor the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions of this Agreement, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or the Bank under any of the terms, conditions or provisions of: (x) the articles of incorporation, as amended or bylaws of the Company or the Bank, or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or the Bank is a party or by which either of them may be bound, or to which the Company or the Bank or any of their respective properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or the Bank or any of their respective properties or assets. The delivery of the Purchased Shares, and upon receipt of the Purchase Price therefor, such Purchased Shares will be duly and validly issued, fully paid and non-assessable and being issued and sold pursuant to the terms of this Agreement will pass valid title to such Purchased Shares free and clear of any liens or defect in title to Purchaser, which the Company assumes is purchasing such Purchased Shares in good faith and without notice of any lien or defect in title, other than restrictions on transfer arising under federal and state securities laws.
(c)    Assuming the accuracy of Purchaser’s representations contained in Section 3.3 of this Agreement, no notice to, filing with, authorization of, exemption by, or consent or approval of, any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign (each, a “Governmental Entity”) is necessary in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than in connection or in compliance with the applicable provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), the rules and regulations of The Nasdaq Stock Market (“NASDAQ”), and the securities or blue sky laws of the various states, the provisions of which have been or will be fulfilled as required.
2.4    Accounting Matters.  Each of the Company and the Bank has established and maintains a system of internal control over financial reporting that is effective to provide reasonable assurance regarding the reliability of the Company’s and the Bank’s financial reporting and the preparation of the Company’s and the Bank’s financial statements for external purposes in accordance with United States’ generally accepted accounting principles (“GAAP”). The Company has no knowledge of (i) any significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting which are reasonably likely to adversely affect its ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting. The Company is not aware of any change in the Company’s or the Bank’s internal control over financial reporting that has occurred since December 31, 2013 that has materially affected, or is reasonably likely to materially affect, the Company’s or the Bank’s internal control over financial reporting.
2.5    Financial Statements.
(a)    The audited consolidated balance sheets of the Company as of December 31, 2013 and 2012 and the related audited consolidated statements of income, shareholders’ equity, and cash flows for two years ended December 31, 2013 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as amended (the “Company Consolidated Financial Statements”), have been prepared in accordance with GAAP applied on a consistent basis, and present fairly, in all material respects, its financial position and its consolidated results of operations, shareholders’ equity and cash flows.
(b)    The unaudited balance sheets of the Company as of September 30, 2014 and 2013 and the related unaudited consolidated statements of income, shareholders’ equity, and cash flows for the three and nine month periods ended as of such dates included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 have been prepared in accordance with GAAP applied on a consistent basis, and present fairly, in all material respects, its financial position and its consolidated result of operations, shareholders’ equity and cash flows, except that such financial statements are subject to normal year end adjustments required by GAAP.
2.6    Books of Account; Corporate Records.  The books of account of the Company and the Bank are maintained in compliance in all material respects with all applicable legal and accounting requirements. Not in limitation of the foregoing, the books and records of account of the Bank contain sufficient information, in reasonably accessible form and format, to enable it to conduct business in the ordinary course with respect to the assets and liabilities of the Bank, including but not limited to information which would enable it to make any required filings under the Bank Secrecy Act and regulations promulgated thereunder. The minute books of the Company and the Bank constitute an accurate record of all material corporate actions of their respective shareholders and Boards of Directors and of all committees thereof.
2.7    SEC and Regulatory Reports. As of September 30, 2014, the Company and the Bank had filed, and since that date have filed, all reports, notices and statements, if any, together with any amendments required to be made with respect thereto, that were and are required to be filed with (i) the Securities and Exchange Commission (“SEC”), (ii) the Board of Governors of the Federal Reserve System (the “Federal Reserve”), (iii) the FDIC, and (iv) the Virginia Bureau of Financial Institutions (“VBFI”) (all such reports and statements are collectively referred to herein as the “Company Reports”). As of their respective dates, the Company Reports complied in all material respects with all the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.8    The Bank.  The Bank is a commercial bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has the corporate power and authority and all necessary federal, state, local and foreign authorizations to own or lease its properties and assets and to carry on its business as it is now being conducted. The Company directly owns all the shares of the outstanding capital stock of the Bank. The Bank has no subsidiaries. No equity securities of the Bank are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relative to, or concerning securities or rights convertible into, or exchangeable for, shares of any class of capital stock or other equity security of the Bank, and there are no other contracts, commitments, understandings or arrangements by which the Bank is bound to issue, or the Company is bound to cause the Bank to issue, additional shares of its capital stock or other equity security or options, warrants, scrip, rights to purchase or acquire, or securities or rights convertible into or exchangeable for, any additional shares of its capital stock or other equity security. All of the shares of capital stock of the Bank so owned by the Company are fully paid and non-assessable and are owned by it free and clear of any claim, lien, encumbrance or agreement with respect thereto. The deposits of the Bank are insured to the applicable legal limits by the Deposit Insurance Fund of the FDIC.
2.9    Adequate Capitalization. The Bank meets or exceeds the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action and is in compliance with all minimum capital adequacy requirements of the FDIC and the VBFI, as applicable. The Company is in compliance with all applicable minimum capital adequacy requirements of the Federal Reserve. The Company and the Bank are not aware of and have not received written notice of any facts or circumstances in existence, which would cause the Company or the Bank to be deemed to be not in compliance with applicable minimum capital adequacy requirements.
2.10    Absence of Certain Changes.  Except for events or circumstances disclosed in the Company Reports filed with the SEC, since September 30, 2014 there has not been any change in the nature of the business, results of operations, assets, financial condition, method of accounting or accounting practice, or manner or conduct of the business of the Company and the Bank that has had, or may reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, assets, financial condition, prospects or results of operations of the Company and the Bank, taken as a whole, or on the ability of the Company to consummate the transactions contemplated hereby. Nothing herein contained shall be deemed to admit or give rise to any implication that any events disclosed in the Company Reports have had, or may be reasonably expected to have, a material adverse effect on the business, operations, assets, financial condition, prospects or results of operations of the Company and the Bank, taken as a whole, or on the ability of the Company to consummate the transactions contemplated hereby.

2.11    Litigation and Other Proceedings.  Neither the Company nor the Bank is a party to any pending, or, to the knowledge of the Company, threatened claim, action, suit, investigation or proceeding or subject to any order, judgment or decree, except for matters which, in the aggregate, cannot reasonably be anticipated to have a material adverse effect on the capacity of the Company to consummate the transactions contemplated hereby or the financial condition, prospects, results of operations, business, or properties of the Company or the Bank, taken as a whole, and, to the knowledge of the Company, there is no basis for any of the foregoing. Neither the Company nor the Bank, nor, to the knowledge of the Company, any director or executive officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company there is not pending or contemplated, any investigation by the SEC involving the Company.
2.12    Regulatory Filings.  All documents which the Company is responsible for filing with any regulatory agency in connection with the transactions contemplated by this Agreement have been filed as required and complied in all material respects with the provisions of applicable law.
2.13    Taxes.
(a)    The Company and the Bank have duly filed, all federal, state, local and foreign tax returns (the “Company Returns”) required by applicable law to be filed on or before the Closing Date (all such Company Returns being accurate and complete in all material respects), and have paid or have set up adequate reserves or accruals for the payment of all taxes required to be paid in respect of the periods covered by such Company Returns. Neither the Company nor the Bank is delinquent in the payment of any material tax, assessment or governmental charge and have not requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed.
(b)    No material deficiencies for any tax, assessment or governmental charge have been assessed (tentatively or definitively) or, to the Company’s knowledge, proposed or asserted against the Company or the Bank which have not been settled and paid and, as of the date of this Agreement, no requests for waivers of the time to assess any tax, or waivers of the statutory period of limitation, are pending or have been granted. No issue has been raised with the Company by any federal, state, local or foreign taxing authority in connection with an audit or examination of the Company Returns, or the business or properties of the Company and the Bank which has not been settled, resolved and fully satisfied. No claim has ever been made by any taxing authority in a jurisdiction where the Company and the Bank does not file tax returns that the Company or the Bank is or may be subject to taxation by that jurisdiction.
(c)    The Company and the Bank have paid (or have had paid on their behalf) or have withheld and remitted to the appropriate taxing authority all material taxes due and payable, or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual for all taxes through the end of the last period for which the Company and the Bank ordinarily record items on their respective books. The Company and the Bank have withheld or collected from each payment made to its employees the amount of all taxes (including but not limited to federal income taxes, Federal

Insurance Contributions Act (“FICA”) taxes and federal unemployment taxes) required to be withheld or collected therefrom, and have paid the same to the proper tax officers or authorized depositories.
(d)    Neither the Company nor the Bank is a party to, or bound by, any agreement or arrangement relating to the apportionment, sharing, assignment, or indemnification or allocation of any tax or tax assets (other than an agreement or arrangement solely among the current members of a group the common parent of which is the Company) or has any liability for the taxes of any person including any former subsidiary of the Company or the Bank, other than the Company or the Bank, under (i) Treasury Regulation Section 1.1502-6 (or similar provision of federal, state or local law), (ii) any contract, (iii) any agreement, or (iv) any other arrangement.
2.14    Absence of Undisclosed Liabilities.  Except as (i) reflected, noted and/or adequately reserved against in the Company Consolidated Financial Statements as of December 31, 2013, and (ii) incurred since December 31, 2013 in the ordinary course of business consistent with past practice, the Company and the Bank have no material liabilities (whether accrued, absolute, contingent or otherwise) which were required by GAAP to be reflected, noted or reserved against in a balance sheet.
2.15    Compliance with Laws.
(a)    The Company and the Bank have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit them to carry on their business as presently conducted and the absence of which would have a material adverse effect on such business; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The Company and the Bank are in compliance in all material respects with all applicable federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the USA Patriot Act, RESPA, the Flood Disaster Protection Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, anti-money laundering, foreign corrupt practices, suspicious activity reporting and similar matters, other than instances of non-compliance which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, assets, financial condition, prospects or results of operations of the Company and the Bank, taken as a whole. Neither the Company nor the Bank is in default under any order, license, regulation or demand of any federal, state, local or other governmental agency or with respect to any order, writ, injunction or decree of any court, other than instances of default which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, assets, financial condition, prospects or results of operations of the Company and the Bank, taken as a whole.

(b)    Except for statutory or regulatory restrictions of general application, no federal, state, local or other governmental authority has placed any restrictions on the business of the Company or the Bank which reasonably could be expected to have a material adverse effect on the business of the Company and the Bank taken as a whole. Neither the Company nor the Bank is a party or subject to any order, decree, written agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission or application to, or extraordinary supervisory letter from, any such governmental authority and neither the Company nor the Bank has been advised that any such governmental authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, written agreement, memorandum of understanding, commitment letter, supervisory letter or similar arrangement or submission or application.
2.16    Transactions With Insiders and Affiliates. Except as disclosed in the Company Reports, all transactions between the Company and the Bank and their respective executive officers and directors were conducted on an arm’s length basis and on terms and conditions at least as favorable to the Company as those that would reasonably be expected to be available from an unrelated third party. The Company and the Bank, as applicable, are in compliance with Sections 23A and 23B of the Federal Reserve Act, its implementing regulations, and the Federal Reserve Board’s Regulation O.
2.17    Disclosure. The Company confirms that neither it nor any of its officers or directors nor any other person acting on its or their behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions and terms of this Agreement and the Other Equity Transactions and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company in the Press Release as contemplated by Section 6.14 hereof. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company.
2.18    Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).
2.19    Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.3 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Purchased Shares by the Company to the Purchaser under this Agreement. The issuance and sale of the Purchased Shares hereunder does not contravene the rules and regulations of NASDAQ.
2.20    Deal Terms. The Company has no agreements or understandings with any person to purchase shares of Common Stock or Series A Stock on terms more favorable to such person than as set forth herein.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASER
The Purchaser hereby represents and warrants to the Company, as of the date of this Agreement (except to the extent made only as of a specified date, in which case as of such date) that:
3.1    Organization and Authority. The Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate or other power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.
3.2    Authorization.
(a)    Purchaser has the full legal right, corporate or other power and authority to enter into this Agreement and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by the Purchaser’s board of directors, general partner or managing members, as the case may be. This Agreement has been duly and validly executed and delivered by the Purchaser and assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other corporate proceedings are necessary for the execution and delivery by the Purchaser of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.
(b)    Neither the execution and delivery by the Purchaser of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Purchaser with any of the provisions hereof, will (1) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of the Purchaser under any of the terms, conditions or provisions of (A) its certificate of limited partnership or partnership agreement or similar governing documents or (B) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Purchaser is a party or by which it may be bound, or to which the Purchaser or any of the properties or assets of the Purchaser may be subject, or (2) assuming that the consents and approvals referred to in Section 2.3 are duly obtained, violate any law, statute, code, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Purchaser or any of its properties or assets, except in the case of clauses (1)(B) and (2) or this section 3.2(b) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect the Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.
(c)    Other than filings with the SEC or pursuant to the securities or blue sky laws of the various states, no material consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the execution and delivery by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated hereby.
3.3    Purchase for Investment.
(a)    The acquisition of the Purchased Shares by the Purchaser is for the Purchaser’s own account, is for investment purposes only, and is not with a view to, nor for offer or sale for the Company in connection with, the distribution of any of the Purchased Shares. The Purchaser is not participating and does not have a participation in any such distribution or the underwriting of any such distribution. The Purchaser has no present intention of selling or otherwise disposing of any of the Purchased Shares other than in accordance with applicable law.
(b)    The Purchaser is an “accredited investor” as that term is defined in Rule 501 promulgated under the Securities Act. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of this investment.
(c)    The Purchaser is able to bear the economic risk of an investment in the Purchased Shares. The Purchaser has conducted its own investigation of the Company, the Bank and the terms of the Purchased Shares. The Purchaser has reviewed and has had access to all documents, records and information which it has desired to review. The Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and the business and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The Purchaser has not received, and is not relying on, any representations or warranties, written or oral or express or implied, of any nature whatsoever, from the Company or any other person other than as specifically set forth in Representations And Warranties Of Company ARTICLE II. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its advisors or representatives, if any, shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.
(d)    The Purchaser acknowledges that the Purchased Shares have not been registered under the Securities Act or the securities laws of any state and therefore cannot be sold unless such Purchased Shares subsequently are registered under the Securities Act and any applicable state securities laws or exemptions from registrations thereunder are available.

(e)    The Purchaser acknowledges that the Company is relying on the foregoing representations and warranties for the purpose of compliance with applicable federal and state securities laws.
(f)    The Purchaser’s principal executive office is located in Illinois. The Purchaser beneficially owns an aggregate of 0 shares of Common Stock. Upon consummation of the transactions contemplated by this Agreement and the Other Equity Transactions, the Purchaser will not beneficially own in excess of 9.9% of the shares of Common Stock outstanding.
3.4    Disclaimer of Additional and Implied Warranties. The Purchaser acknowledges that, in connection with the sale of the Purchased Shares, the Company is not making any representations or warranties, written or oral or express or implied, of any nature whatsoever except as specifically set forth in ARTICLE II, and no other statements, documents or communications (including any projections or forecasts relating to the business of the Company and Bank) that may be made or provided, or have been made or provided, may be relied upon by the Purchaser, and no such statement, document or communication shall be deemed to be a representation or warranty of the Company for any purpose.
ARTICLE IV
COVENANTS
4.1    Filings; Other Actions.
(a)    Following the Closing, the Purchaser, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use commercially reasonable efforts to prepare all necessary and customary documentation, shall execute, deliver and file such further necessary and customary certificates, agreements and other documents, and shall take such other necessary and customary actions as the other party may reasonably request to effect the transactions contemplated by this Agreement or to evidence such events or matters, in each case, (i) necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement and (ii) with respect to the Purchaser, to the extent typically provided by the Purchaser to third parties or Governmental Entities, as applicable, under the Purchaser’s policies consistently applied and subject to such confidentiality requests as the Purchaser may reasonably seek. The Purchaser and the Company will have the right to review in advance and, to the extent practicable, each will consult with the other, in each case, subject to applicable laws relating to the exchange of information, all the information (other than confidential information) relating to such other party and any of their respective Affiliates which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement to which it will be party. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. The Purchaser shall promptly furnish the Company, and the Company shall promptly furnish the Purchaser, to the extent permitted by applicable law, with copies of written communications received by it or its Affiliates from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement. For the avoidance of doubt, none of the foregoing obligations shall require the Purchaser or any of its Affiliates to take any action that would result in the Purchaser or its Affiliates being deemed to control the Company for purposes of the BHCA or the cross-guaranty liability provisions of the Federal Deposit Insurance Act (the “FDIA”) or that would require the Purchaser or its Affiliates to register as a bank holding company. Furthermore, notwithstanding anything in this Section 4.1 or elsewhere in this Agreement to the contrary, the Purchaser shall not be required to provide to the Company any of its, its Affiliates’, its investment advisor’s or its or their control persons’ or equity holders’ nonpublic, proprietary, personal or otherwise confidential information including the identities of limited partners, shareholders or members of the Purchaser or its Affiliates or their investment advisors (collectively, the “Purchaser Confidential Information”).
(b)    The Purchaser, on the one hand, agrees to furnish to the Company, and the Company, on the other hand, agrees to furnish to the Purchaser, subject to all applicable laws relating to the exchange of information, all information concerning itself, its Affiliates, directors, officers and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of such other party or any of such party’s subsidiaries to any Governmental Entity in connection with the Closing and the other transactions contemplated by this Agreement. Notwithstanding anything in this Section 4.1 or elsewhere in this Agreement to the contrary, (A) the Purchaser shall not be required to provide any materials to the Company that it deems private or confidential and (B) the Purchaser shall provide information only to the extent typically provided by the Purchaser to such Governmental Entities and subject to such confidentiality requests as the Purchaser may reasonably seek.
4.2    Access, Information. The Company has permitted, and has caused the Bank to permit, the Purchaser and its officers, employees, accountants, counsel and other representatives to visit and inspect, at the Purchaser’s expense, the properties of the Company and the Bank, and to examine the corporate books of the Company and the Bank and discuss the affairs, finances and accounts of the Company and the Bank with the officers and employees of the Company, all upon reasonable notice and at such reasonable times and as often as the Purchaser requested.
ARTICLE V
ADDITIONAL AGREEMENTS
5.1    Legend.
(a)    In addition to any other legends required by law, the Purchaser agrees that all certificates representing the Purchased Shares will bear a legend substantially to the following effect:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(b)    After Purchaser’s satisfaction of the applicable holding period required by Rule 144, and delivery to the Company of a shareholder’s representation letter in substantially the form attached hereto as Exhibit A, the Company will furnish an opinion of counsel to its transfer agent to the effect that such legend is no longer required under the Securities Act and applicable state laws, and shall cause the legend to be removed from the Purchased Shares.
5.2    Indemnity.
(a)    Following the Closing, the Company agrees to indemnify and hold harmless the Purchaser and its Affiliates and each of their respective officers, directors, partners, members and employees, and each person who controls the Purchaser within the meaning of the Exchange Act and the rules and regulations promulgated thereunder (“Purchaser Indemnified Party ”), to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable attorneys’ fees and disbursements), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or resulting from (1) any inaccuracy in or breach of the Company’s representations and warranties in this Agreement or in any certificate delivered pursuant hereto, or (2) the Company’s breach of agreements or covenants made by the Company in this Agreement.
(b)    Following the Closing, the Purchaser agrees to indemnify and hold harmless each of the Company and its Affiliates and each of their officers, directors, partners, members and employees, and each person who controls the Company within the meaning of the Exchange Act and the rules and regulations promulgated thereunder, to the fullest extent lawful, from and against any and all Losses arising out of or resulting from (1) any inaccuracy in or breach of the Purchaser’s representations and warranties in this Agreement or in any certificate delivered pursuant hereto or (2) the Purchaser’s breach of agreements or covenants made by the Purchaser in this Agreement.
(c)    A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5.2 unless and to the extent that the Indemnifying Party shall have been actually and materially prejudiced by the failure of such Indemnified Party to so notify such party. Such notice shall describe in reasonable detail such claim. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire separate counsel and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified party unless: (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in such proceeding; or (iii) the counsel to the Indemnified Party advises such Indemnifying Party in writing that such claim involves a conflict of interest (other than one of a monetary nature) that would reasonably be expected to make it inappropriate for the same counsel to represent both the

Indemnifying Party and the Indemnified Party, in which case the Indemnified Party shall be entitled to retain its own counsel at the cost and expense of the Indemnifying Party (except that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with respect to any single action or group of related actions). If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and each Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent (which shall not be unreasonably conditioned, withheld or delayed). The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise (1) includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding, (2) ascribes no fault on the part of such Indemnified Party and (3) provides for solely monetary relief.
(d)    Any claim for indemnification pursuant to this Section 5.2 for breach of any representation or warranty shall be asserted within the time period set forth in Section 6.1, or shall be deemed waived by the Indemnified Party.
(e)    The indemnity provided for in this Section 5.2 shall be the sole and exclusive remedy of Indemnified Parties after the Closing for any inaccuracy of any representation or warranty or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such party’s remedies in respect of fraud by any other party in connection with the transactions contemplated hereby. No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) by statute, in tort or contract or otherwise, for any consequential, special or punitive damages (including loss of revenue or income or diminution in value) of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof.
(f)    Any indemnification payments pursuant to this Section 5.2 shall be treated as an adjustment to the Purchase Price for U.S. federal income and applicable state and local tax purposes, unless a different treatment is required by applicable law.
5.3    Regulatory Matters.    From and after the Closing Date, the Company shall not redeem or repurchase any shares of its capital stock or take or cause to be taken any action, nor shall the Board of Directors authorize any of the foregoing, to the extent such action would result in the Purchaser or any group of persons related to the Purchaser or persons acting in concert with the Purchaser to control or be deemed to control the Company or the Bank for purposes of the BHCA or the FDIA. Subject to the foregoing, to the extent necessary, the Company will cooperate in good faith to restructure the investment of the Purchaser (including through the issuance of non-voting securities or exchange of voting securities into non-voting securities) to ensure that the

Purchaser or any group of persons related to the Purchaser or persons acting in concert with the Purchaser do not control or would not be deemed to control the Company or the Bank for purposes of the BHCA or the FDIA.
ARTICLE VI
MISCELLANEOUS
6.1    Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing under this Agreement but only for a period of twelve (12) months following the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period) and thereafter shall expire and have no further force and effect; provided that the representations and warranties contained in Section 2.1 (Organization and Authority), Section 2.2 (Capitalization of the Company), and Section 2.3 (Authorization) each of which shall survive for twenty-four (24) months. Except as otherwise provided herein, all covenants and agreements contained herein, other than those which by their terms are to be performed in whole or in part after the Closing Date, shall terminate as of the Closing Date.
6.2    Expenses. Each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Purchased Securities to the Purchaser.
6.3    Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement, as the case may be, will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.
6.4    Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.
6.5    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

6.6    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
6.7    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly received (i) on the date given if delivered prior to 5:00 PM on a business day, personally or by confirmed telecopier or email, in each case with a hard copy sent by registered or certified first class mail, personally or by commercial overnight delivery service; (ii) on the date received if sent by commercial overnight delivery service; (iii) on the fifth calendar day after depositing in the mail, if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice).
(a)    If to the Purchaser to it at:
Banc Fund VIII L.P.
Attention: Terry Murphy
20 North Wacker Drive, Suite 3300
Chicago, IL 60606
Fax: 312-855-6610
E-mail: tmurphy@bancfund.com
with a copy to (which copy alone shall not constitute notice):
E-mail: communications@bancfund.com
(b)    If to the Company:
Shaza L. Andersen, Chief Executive Officer
11921 Freedom Drive
Suite 250
Reston, Virginia 20190
Fax: (703) 707-8307
E-mail: sandersen@wfbi.com
with a copy to (which copy alone shall not constitute notice):
Richard Horn, General Counsel
11921 Freedom Drive
Suite 250
Reston, Virginia 20190
Fax: (703) 707-8307
E-mail: rhorn@wfbi.com

John R. Brantley

Bracewell & Giuliani LLP
711 Louisiana, Suite 2300
Houston, Texas 77002
Fax: (713) 221-2112
E-Mail: john.brantley@bgllp.com
6.8    Entire Agreement, Etc. This Agreement constitutes the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.
6.9    Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:
(a)    the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities by contract or otherwise;
(b)    the term “beneficially own” has the meaning ascribed to it in Rule 13d-3 under the Exchange Act;
(c)    the word “or” is not exclusive;
(d)    the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;
(e)    the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;
(f)    “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the Commonwealth of Virginia generally are authorized or required by law or other governmental action to close;
(g)    “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act; and

(h)    to the “knowledge of the Company” or “Company’s knowledge” means the actual knowledge after due inquiry of the “officers” (as such term is defined in Rule 3b-2 under the Exchange Act) of the Company.
6.10    Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.
6.11    Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
6.12    No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto, any benefit right or remedies, other than the Indemnified Parties.
6.13    Assignment. The Company shall not assign this Agreement or any rights or obligations hereunder (whether by direct or indirect change of control, operation of law or otherwise). The Purchaser may assign some or all of its rights hereunder to its Affiliates that share a common discretionary investment adviser with the Purchaser without the consent of the Company if in compliance with this Agreement and applicable law, in which event such assignee shall be deemed to be the Purchaser hereunder with respect to such assigned rights and shall be bound by the terms and conditions of this Agreement that apply to the Purchaser; provided, however, that to the extent the Company after the Closing is required by this Agreement to act or refrain from acting at the direction of the Purchaser, the Company shall only be required to act or refrain from acting by the direction of a majority of the Purchased Shares however held among Purchaser and its permitted assigns.
6.14    Public Announcements.
(a)    Subject to each party’s disclosure obligations imposed by law or regulation, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement. The Purchaser will not make any such news release or public disclosure without first consulting with the Company and receiving the Company’s consent, which shall not be unreasonably conditioned, withheld or delayed.
(b)    The Company shall, not later than the close of business on the second (2nd) business day immediately following the date of this Agreement, issue one or more press releases (collectively, the “Press Release”) reasonably acceptable to the Purchaser disclosing all material terms of the transactions contemplated hereby and any other material, nonpublic information that the Company may have provided the Purchaser at any time prior to the filing of the Press Release. From and after the issuance of the Press Release, the Purchaser shall not be in possession of any material, non-public information received from the Company, any subsidiary of the Company or any of their respective officers, directors or employees. On or before 9:00 a.m., New York City time, on the fourth (4th) Business Day immediately following the date of this Agreement, the Company will file a Current Report on Form 8-K with the SEC describing the terms of the Transaction Agreements (and including as exhibits to such Current Report on Form 8-K this Agreement and the Registration Rights Agreement)). Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser or any Affiliate or investment adviser of the Purchaser, or include the name of the Purchaser or any Affiliate or investment adviser of the Purchaser in any press release or in any filing with the SEC, without the prior written consent of the Purchaser, except (i) as required by the federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Agreements with the SEC and (ii) to the extent such disclosure is required by law or at the request of the staff of the SEC, in which case the Company shall provide the Purchaser with prior written notice of such disclosure permitted under this subclause (ii).
6.15    Enforcement Costs. Subject to Section 5.2(e), if any civil action, arbitration or other legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs, sales and use taxes and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post‑judgment proceedings), incurred in that proceeding, in addition to any other relief to which such party or parties may be entitled.
6.16    No Recourse. This Agreement affects the Purchaser only in its capacity as a shareholder. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and the Purchaser covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future, director, officer, employee, general or limited partner or member of the Purchaser or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future, officer, agent or employee of any Purchaser or any current or future member of the Purchaser or any current or future director, officer, employee, partner or member of the Purchaser or of any Affiliate or assignee thereof, as such for any obligation of the Purchaser under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation. With respect to the Company, no recourse shall be had to any of the shareholders of the Company or the shareholders of any of its Affiliates (in each case in their capacity as shareholders).
[Signature Page Immediately Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

[Signature Page to Investment Agreement]

[Signature Page to Investment Agreement]